         As filed with the Securities and Exchange Commission on August 30, 2000
                                                     Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                         ---------------------------

                                LANTRONIX, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                              33-0362767
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            15353 Barranca Parkway
                           Irvine, California 92618
                   (Address of principal executive offices)

                         ---------------------------

                       1993 Incentive Stock Option Plan
                      1994 Nonstatutory Stock Option Plan
                                2000 Stock Plan
                       2000 Employee Stock Purchase Plan

                          (Full titles of the plans)

                         ---------------------------

                              Frederick G. Thiel
                     President and Chief Executive Officer
                                LANTRONIX, INC.
                            15353 Barranca Parkway
                           Irvine, California 92618
                                (949) 453-3990
           (Name, address and telephone number of agent for service)

                         ---------------------------

                                   Copy to:
                              John V. Roos, Esq.
                            John T. Sheridan, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304

                         ---------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of Securities          Amount to be           Proposed Maximum                 Proposed Maximum                Amount of
    to be Registered             Registered        Offering Price Per Share         Aggregate Offering Price        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 1993 Incentive Stock Option
   Plan Common Stock,
   $0.0001 par value
   (currently outstanding
   options) (1)               2,959,995 shares              $2.11                        $6,245,589.45                   $1,649
------------------------------------------------------------------------------------------------------------------------------------
 1993 Incentive Stock Option
   Plan Common Stock,
   $0.0001 par value
   (options available for
   future grant) (2)            447,989 shares              $9.97                        $4,466,450.33                   $1,179
------------------------------------------------------------------------------------------------------------------------------------
 1994 Nonstatutory Stock
   Option Plan Common Stock,
   $0.0001 par value
   (currently outstanding
   options) (3)               2,608,475 shares              $1.42                        $3,704,034.50                     $978
------------------------------------------------------------------------------------------------------------------------------------
 1994 Nonstatutory Stock
   Option Plan Common Stock,
   $0.0001 par value
   (options available for
   future grant) (4)          6,890,264 shares              $9.97                       $68,695,932.08                  $18,136
------------------------------------------------------------------------------------------------------------------------------------
 2000 Stock Plan Common
   Stock, $0.0001 par
   value (5)                  1,000,000 shares              $9.97                        $9,970,000.00                   $2,632
------------------------------------------------------------------------------------------------------------------------------------
 2000 Employee Stock Purchase
   Plan Common Stock, $0.0001
   par value (6)                750,000 shares              $8.47                        $6,352,500.00                   $1,677
------------------------------------------------------------------------------------------------------------------------------------
 Total Registration Fees                                                                                                $26,251
====================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $2.11 as to 2,959,995 outstanding but unexercised options to purchase Common Stock under the 1993 Incentive Stock Option Plan.
(2) The Proposed Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 338,788 shares of Common Stock authorized for issuance pursuant to the 1993 Incentive Stock Option Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 28, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.
(3) The computation is based upon the weighted average exercise price per share of $1.42 as to 2,608,475 outstanding but unexercised options to purchase Common Stock under the 1994 Nonstatutory Stock Option Plan.
(4) The Proposed Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 6,890,264 shares of Common Stock authorized for issuance pursuant to the 1993 Incentive Stock Option Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 23, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.
(5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 1,000,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 28, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.
(6) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 750,000 shares of Common Stock authorized for issuance pursuant to the 2000 Employee Stock Option Plan solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 28, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Lantronix, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's audited financial statements as of June 30, 1998 and 1999 and March 31, 2000, and for the years ended June 30, 1997, 1998 and 1999 and the nine months ended March 31, 2000, included in the Prospectus, dated August 4, 2000, filed pursuant to Rule 424 (b)(4) under the Securities Act of 1933 on August 4, 2000.

         (b) The description of the Company's Common Stock to be offered hereby is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 2, 2000 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          None.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duly of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising our of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

         The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  Exemption From Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into this Registration Statement. (See
Exhibit Index below)


Item 9.  Undertakings
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference
             -------------------------------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effective date or filing of
             -------------------------------------------------------
registration statement on Form S-8
----------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 5, 2000.

                                    LANTRONIX, INC.
                                    ---------------

                                    By: /s/ Frederick G. Thiel
                                       -----------------------------------------
                                        Frederick G. Thiel
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick G. Thiel and Steven V. Cotton, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                          Title                           Date
           ---------                          -----                           ----
                                Chairman of the Board
------------------------------
(Bernard Bruscha)

/s/ Frederick G. Thiel          President and Chief Executive Officer     September 5, 2000
------------------------------  (Principal Executive Officer)
(Frederick G. Thiel)

/s/ Steven V. Cotton            Chief Financial Officer and Chief         September 5, 2000
------------------------------  Operating Officer (Principal Financial
(Steven V. Cotton)              and Accounting Officer)

/s/ Thomas W. Burton            Director                                  September 5, 2000
------------------------------
(Thomas W. Burton)

/s/ W. Brad Freeburg            Director                                  September 5, 2000
------------------------------
(W. Brad Freeburg)

                                LANTRONIX, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX

 Exhibit
  Number                                 Description
----------   -------------------------------------------------------------------
      3.1*   Certificate of Incorporation of Registrant
      3.2*   Bylaws of Registrant
      4.1*   1993 Incentive Stock Option Plan
      4.2*   1994 Nonstatutory Stock Option Plan
      4.3*   2000 Stock Plan and form of stock option agreement for use thereunder
      4.4*   2000 Employee Stock Purchase Plan
      5.1    Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered
     23.1    Consent of Ernst & Young LLP
     23.2    Consent of Counsel (contained in Exhibit 5.1)
     23.3    Consent of KPMG LLP
     24.1    Power of Attorney (see Page II-5)

-------------
* Incorporated by reference to the exhibit filed with the Company's registration statement on Form S-1 (File No. 333-37508) filed with the Securities and Exchange Commission on May 19, 2000 and June 13, 2000.